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      EFP               ELDREDGE, FOX, & PORRETTI, LLP
                        CERTIFIED PUBLIC ACCOUNTANTS o BUSINESS CONSULTANTS
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   135 Corporate Woods, Suite 300 Rochester, NY 14623 (716)427-8900 Fax 427-8947
         25 North Street Canandaigua, New York 14424 (716) 398-2880 Fax 394-7513
            747 Pre-Emption Road  Geneva, NY 14456  (315) 789-5778  Fax 789-5211
                             Other Offices: Webster Brockport Penn Yan Rochester












                          INDEPENDENT AUDITORS' CONSENT




As independent public accountants, we hereby consent to the use of our report and all references to our Firm, included in or made a part of this Form N-1A Registration Statement Post-Effective Amendment No. 14/ Registration Statement Under the Investment Act of 1940 Amendment No. 15 of The Canandaigua Funds.



/s/ ELDRIDGE, FOX & PORRETTI, LLP
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Canandaigua, New York
August 21, 2000